Exhibit 3.1.18

RAIT FINANCIAL TRUST

ARTICLES OF AMENDMENT

RAIT Financial Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Declaration of Trust of the Trust (the “Declaration of Trust”) is hereby amended to provide that, upon the Effective Time (as defined herein), every fifty (50) common shares of beneficial interest, $0.03 par value per share, of the Trust that were issued and outstanding immediately prior to the Effective Time shall be changed into one (1) issued and outstanding common share of beneficial interest, $1.50 par value per share, without any further action by the Trust or the holder thereof.

SECOND:  The amendment to the Declaration of Trust as set forth above has been duly advised by the Board of Trustees of the Trust, and was approved by the Trust’s shareholders as required by the Maryland REIT Law.

THIRD:  There has been no increase in the authorized common shares of beneficial interest of the Trust effected by the amendment to the Declaration of Trust as set forth above.

FOURTH:  These Articles of Amendment will become effective at 4:10 p.m. Eastern time on August 13, 2018 (the “Effective Time”).

FIFTH:  The undersigned, Anders F. Laren, Secretary of the Trust, acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned, Anders F. Laren, Secretary of the Trust, acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Secretary and attested by its Assistant Secretary on this August 6, 2018.

ATTEST: RAIT FINANCIAL TRUST

/s/ Andres Viroslav By: /s/ Anders F. Laren (SEAL)

Name:  Andres ViroslavName:  Anders F. Laren

Title:  Assistant SecretaryTitle:  Secretary

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